Exhibit 23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We have issued our report dated March 11, 2015, with respect to the consolidated financial statements in the Annual Report of Energy Focus, Inc. on Form 10-K for the year ended December 31, 2014. We consent to the incorporation by reference of the aforementioned report in this Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.” /s/ Plante & Moran, PLLC Cleveland, Ohio December 17, 2015